                                   [FORM OF
                             SUBSCRIPTION AGREEMENT]


               SUBSCRIPTION AGREEMENT (hereinafter called this "Agreement"), dated as of September __, 1996, between Antigua Acquisition Corporation, a Delaware corporation ("Merger Sub"), and _______________ (the "Purchaser").

                                    RECITALS

               WHEREAS, Merger Sub has entered into an Agreement and Plan of Merger, dated as of June 5, 1996, as amended (the "Merger Agreement"), among AT&T Capital Corporation, a Delaware corporation (the "Company"), AT&T Corp., a New York corporation, Hercules Limited, a Cayman Islands company ("Holdings"), and Merger Sub, which is a wholly-owned subsidiary of Holdings, providing for the merger (the "Merger") of Merger Sub with and into the Company, after which the Company will continue its corporate existence as the surviving corporation (the "Surviving Corporation");

               WHEREAS, Merger Sub was recently incorporated for the purpose of merging with and into the Company;

               WHEREAS, in connection with the Merger, Merger Sub proposes to agree to sell to a limited number of management investors in accordance with the terms hereof the following:

                 (i) immediately prior to the Merger, in exchange for certain shares of the Company presently held by such management investors, shares of its Common Stock, par value $.01 per share ("Merger Sub Common Stock"), each of which will be converted at the effective time of the Merger (the "Effective Time") pursuant to the Merger Agreement into one share of Common Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") and

                (ii) following the Merger, for cash (which, upon consent, may be withheld from certain payments otherwise due to such management investors upon the cash-out of certain options to purchase Company stock presently held by such management investors), additional shares of Surviving Corporation Common Stock;

               WHEREAS, Merger Sub also intends to grant following the Merger certain options to purchase shares of Surviving Corporation Common Stock, upon certain terms and subject to certain conditions, to such management investors; and

               WHEREAS, this Agreement is one of several agreements (such agreements other than this Agreement being herein referred



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                                                                               2



to collectively as "Other Purchasers' Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the "Other Purchasers").

               NOW, THEREFORE, to implement the foregoing and in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

               1.  Pre-Merger Exchange of Stock.

               (a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from Merger Sub, and Merger Sub agrees to sell to the Purchaser at the First Closing described in Section 1(b) hereof, ______ shares (the "Merger Sub Shares") (which number of shares equals the product of 4.5 and the number of Pre-Merger Shares set forth below) of Merger Sub Common Stock, for a purchase price of $10.00 per share, payable by the delivery to Merger Sub of [(i)] ______ shares (the "Pre-Merger Shares") of Common Stock, par value $.01 per share, of the Company purchased by the Purchaser pursuant to the AT&T Capital Corporation 1993 Leveraged Stock Purchase Plan and/or the AT&T Capital Corporation 1993 Long Term Incentive Plan (the "Stock Purchase Plans") [and (ii) $5.00 in cash]. [NOTE - THE ADDITIONAL $5 IN CASH WILL BE NECESSARY TO ROUND UP TO THE NEXT WHOLE MERGER SUB SHARE IN THE CASE OF PURCHASERS WHO CURRENTLY HOLD AN ODD NUMBER OF PRE-MERGER SHARES]

               (b) The closing of the purchase and sale of the Merger Sub Shares (the "First Closing") shall take place on the Closing Date (as defined in the Merger Agreement) immediately prior to the Effective Time and in the same location as the Closing (as defined under the Merger Agreement). At the First Closing, (i) the Purchaser will deliver to Merger Sub [(1)] the certificate or certificates representing the Pre-Merger Shares, duly endorsed in blank or accompanied by stock powers executed in blank with the Purchaser's signature guaranteed by a member of the Medallion Signature Guarantee Program, and with all necessary stock transfer stamps affixed [and (2) $5.00 in cash or by certified check, bank cashier's check or bank money order payable to the order of Merger Sub], representing payment in full for the Merger Sub Shares and (ii) Merger Sub will deliver to the Purchaser a duly executed and issued stock certificate, registered in the Purchaser's name and representing the Merger Sub Shares.

               (c) Upon the First Closing, the Pre-Merger Shares exchanged pursuant hereto shall be deemed to be owned by the Parent Companies (as defined in the Merger Agreement) and, as contemplated by Section 4.1(c) of the Merger Agreement, at the Effective Time shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and shall cease to exist.




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                                                                               3



               (d) The shares of Surviving Corporation Common Stock into which the Merger Sub Shares will be converted at the Effective Time pursuant to the Merger Agreement [and the Optional Shares (as hereinafter defined)] are sometimes hereinafter [collectively] referred to as the "Investment Shares."

               2. Conditions to the Obligations of the Parties at the First Closing.

               The obligations of the parties hereto to consummate the purchase and sale contemplated by Section 1 hereof shall be subject to the condition that, at or prior to the First Closing:

                 (i) The Company and the Purchaser shall have, to the extent necessary, amended the terms of the stock purchase agreement under the applicable Stock Purchase Plan pursuant to which the Purchaser purchased the Pre-Merger Shares from the Company to permit the transfer of the Pre-Merger Shares contemplated by Section 1 hereof;

                (ii) The Company and the Purchaser shall have amended the terms of the pledge agreement providing for the pledge of the Pre-Merger Shares substantially in the form of the amendment attached hereto as Exhibit E, and have made mutually satisfactory arrangements, to permit the release of the Pre-Merger Shares for the purpose of the exchange contemplated by Section 1 hereof and to permit the substitution of the Merger Sub Shares as "Pledged Property" under the terms of such pledge agreement; and

               (iii) To the extent necessary, the Company shall have agreed that the release of the Pre-Merger Shares and the substitution of the Merger Sub Shares as pledged property therefor shall not require any prepayment under the Purchaser's promissory note issued pursuant to the relevant Stock Purchase Plan (the "Promissory Note").

               3. [Optional Purchase of Shares of Stock;] Issuance of Options.

[NOTE - THE PROVISIONS REGARDING THE SECOND CLOSING ARE ONLY REQUIRED FOR THOSE PURCHASERS WHO ALSO ELECT TO INVEST SOME OR ALL OF 55% OF THE PRE-TAX GROSS PROCEEDS OF THE CASH-OUT OF THEIR OPTIONS]

               [(a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Surviving Corporation, and Merger Sub agrees to sell to the Purchaser at the Second Closing described in Section 3(b) hereof, ______ shares (the "Optional Shares") of Surviving Corporation Common Stock, for a purchase price of $10.00 per share (for an aggregate purchase price of $_________), payable in cash.




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                                                                               4



               (b) The closing of the purchase and sale of the Optional Shares (the "Second Closing") shall take place as promptly as practical following the Effective Time. At the Second Closing, the Surviving Corporation will deliver to the Purchaser a duly executed and issued stock certificate, registered in the Purchaser's name and representing the Optional Shares, against payment of the purchase price therefor, at the option of the Purchaser, either (i) in cash or by certified check, bank cashier's check or bank money order payable to the order of the Surviving Corporation, representing payment in full therefor or
(ii) by way of set-off against the right of the Purchaser to receive cash as a result of the conversion of the Purchaser's stock options pursuant to Section 4.1(b) of the Merger Agreement.]

               [(c)] Subject to the terms and conditions of this Agreement, as promptly as practical following the Effective Time the Surviving Corporation shall grant to the Purchaser an option or options to purchase Surviving Corporation Common Stock (the "Options") at an exercise price of $10.00 per share pursuant to, in accordance with, and subject to the terms and conditions contained in, the AT&T Capital Corporation 1996 Long Term Incentive Plan (the "LTIP") and the Stock Option Agreement attached hereto as Exhibit A (the "Stock Option Agreement").

               [(d)] The Surviving Corporation and the Purchaser shall execute and deliver to each other copies of the Stock Option Agreement concurrently with the issuance of the Options.

               4.  Restriction on Transfer.

               (a) Except for transfers permitted by clauses (y) and (z) of
Section 5(a) hereof or a sale of shares of Stock (as hereinafter defined) pursuant to an effective registration statement under the Act filed by the Surviving Corporation or pursuant to the Stock Purchase Agreement or the Sale Participation Agreement (each as hereinafter defined), the Purchaser agrees that he or she will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Stock at any time prior to the tenth anniversary of the date of the Effective Time, other than in connection with a sale in the public market (subject to the provisions of Rule 144 where applicable) from and after a sale of shares of Surviving Corporation Common Stock to the public pursuant to a registration statement under the Act that has been declared effective by the SEC (other than a registration statement on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Surviving Corporation and its subsidiaries) that results in an active trading market in the Surviving Corporation Common Stock (the "QPO"), provided that such sale in the public market shall be subject to such black-out period and/or other restrictions on such sale as shall be reasonably requested by any underwriters in offerings of the securities of the Surviving



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                                                                               5



Corporation in order to insure the success of such offerings and provided further that the number of shares that may be sold in each one-year period following the QPO will be limited to the greater of (i) 25% of the total number of shares of Stock, on a fully diluted basis, held by the Purchaser immediately following the initial QPO and (ii) that number of shares of Surviving Corporation Common Stock underlying the Options or any other stock options issued by the Surviving Corporation held by the Purchaser as to which (A) pursuant to the terms of such options, the Purchaser's right to purchase such stock would expire during such one-year period and (B) such options are actually exercised by the Purchaser.

               (b) In addition to the foregoing Section 4(a) and notwithstanding the exceptions thereto, the Purchaser further agrees that he or she will not at any time transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Stock at any time, directly or indirectly, to any competitor or prospective competitor of the Company or to any affiliate of such a person, other than:

                 (i) in connection with a sale to a third party pursuant to the Stock Purchase Agreement or the Sale Participation Agreement;

                (ii) in an underwritten public offering upon the exercise of the rights provided for under the Registration Rights Agreement (as hereinafter defined); or

               (iii) pursuant to a sale effected (when otherwise permitted under this Agreement) through an open market, nondirected broker's transaction in which the Purchaser as seller does not know the buyer is a competitor or prospective competitor.

               (c) No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such attempted transfer shall be void and of no effect.

               (d) Notwithstanding the foregoing or the terms of the Stock Purchase Agreement or the Sale Participation Agreement, if (i) at any time, the Purchaser experiences an unexpected personal hardship or (ii) following the fifth anniversary of the Effective Time, the Purchaser desires liquidity for his or her Investment Shares for any personal reason, the Purchaser may deliver a written request to the Compensation Committee of the Board of Directors of the Surviving Corporation (directed to the attention of the Secretary of the Corporation) that the Purchaser be permitted to sell some or all of his or her Investment Shares. Although it is Merger Sub's present intention to make reasonable efforts to provide liquidity to the Purchaser in such circumstances, nothing contained in this Agreement should be construed as establishing any obligation on the Surviving Corporation or any of its Affiliates to purchase any Investment



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                                                                               6



Shares from the Purchaser, other than the Purchaser's rights pursuant to the Stock Purchase Agreement entered into with Nomura International plc, a public limited company incorporated under the laws of England and Wales ("NIplc"). Any decision to purchase, or to arrange a purchase of, Surviving Corporation Common Stock from the Purchaser under such circumstances will be made in the sole discretion of the Surviving Corporation and its Affiliates on a case-by-case basis, based upon the facts and circumstances that exist at the time of the Purchaser's request.

               (e) If on or before the tenth anniversary of the Effective Time there has been neither a Change of Control (as defined in the Stock Option Agreement) nor sales to the public constituting a QPO (as defined in the Stock Option Agreement) representing aggregate Offering Percentages (as defined in the Stock Option Agreement) of at least 50%, the Surviving Corporation will use its best efforts to arrange, at its election, either a Proposed Sale (as defined in the Sale Participation Agreement) that will constitute a Change of Control (in connection with which, under the Sale Participation Agreement, the Purchaser and certain other persons will be entitled to certain sale participation rights with respect to all Investment Shares then held) or an offering or offerings of shares of Surviving Corporation Common Stock such that a QPO has occurred and the aggregate Offering Percentages represented by sales to the public of Surviving Corporation Common Stock is at least 50%, in either case within six months of the tenth anniversary of the Effective Time. The six-month period set forth in the preceding sentence may be extended by the Surviving Corporation, with the consent of the holders of at least 60% of the aggregate of the Investment Shares and the Investment Shares (as defined in the Other Purchasers' Agreements) then outstanding (without regard to the ability of stockholders to direct the vote of the trustee under the Voting Trust Agreement (as hereinafter defined)); provided that any such extension or series of extensions shall not exceed a period of two years in the aggregate.

               5.  Purchaser's Representations, Warranties and
                   Agreements.

               (a) The Purchaser hereby represents and warrants that he is acquiring the Merger Sub Shares [and the Optional Shares] and, at the time of exercise, the Surviving Corporation Common Stock issuable upon exercise of the Options (collectively, the "Stock") for investment for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Purchaser agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any shares of the Stock unless such Transfer complies with Section 4 of this Agreement and (i) such Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the rules and regulations



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                                                                               7



in effect thereunder (the "Act") or (ii) counsel for the Purchaser (which shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act. Notwithstanding the foregoing, Merger Sub acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 4 hereof, (y) a transfer upon the death of the Purchaser to his or her executors, administrators, testamentary trustees, legatees or beneficiaries (the "Purchaser's Estate") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the date of the purchase of the Stock in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Purchaser, his or her spouse or the Purchaser's lineal descendants (a "Purchaser's Trust") or a transfer made to such a trust by a person who has become a holder of Stock in accordance with the terms of this Agreement, provided, in each such case under clause (z), that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

               (b) The certificate (or certificates) representing the Stock shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT DATED AS OF SEPTEMBER __, 1996 BETWEEN AT&T CAPITAL CORPORATION, AS SUCCESSOR BY MERGER TO ANTIGUA ACQUISITION CORPORATION (THE "CORPORATION"), AND THE PURCHASER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF (I) THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF



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                                                                               8



               SECTION 5 OF THE ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS, AND (II) IF THE HOLDER IS A CITIZEN OR RESIDENT OF ANY COUNTRY OTHER THAN THE UNITED STATES, OR THE HOLDER DESIRES TO EFFECT ANY SUCH TRANSACTION IN ANY SUCH COUNTRY, THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OR OTHER ADVICE OF COUNSEL FOR THE HOLDER THAT SUCH TRANSACTION WILL NOT VIOLATE THE LAWS OF SUCH COUNTRY."

               (c) The Purchaser acknowledges that he or she has been advised that (i) the Stock has not been registered under the Act, (ii) except as set forth herein and in the Stock Purchase Agreement and the Sale Participation Agreement, the Stock must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (iii) it is not anticipated that there will be any public market for the Stock, (iv) Rule 144 promulgated under the Act is not currently available with respect to the sales of any securities of the Company, and the Company has made no covenant to make such Rule available (except as provided in Section 7(b) hereof), (v) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Act,
(vii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (viii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restriction on Transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Stock.

               (d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Purchaser shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the "SEC").

               (e) The Purchaser agrees that, if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Act, the Purchaser will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement



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                                                                               9



within 7 days prior to, or within 180 days after, the effective date of such registration statement (or such lesser period as the managing underwriter of any such offering may permit), unless otherwise agreed to in writing by the Company.

               (f) The Purchaser represents and warrants that (i) he or she has received and reviewed a Private Placement Memorandum (the "Private Placement Memorandum") relating to the Stock and the documents referred to therein, certain of which documents set forth the rights, preferences and restrictions relating to the Stock, (ii) he or she has been given the opportunity to obtain any additional information or documents, to consult with his or her legal, financial and other advisors and to ask questions and receive answers about such documents, Merger Sub, the Company and the business and prospects of the Company and the Surviving Corporation that he or she deems necessary to evaluate the merits and risks related to his or her investment in the Stock and to verify the information contained in the Private Placement Memorandum, and he or she has relied solely on the information contained in the Private Placement Memorandum and (iii) he or she acknowledges and agrees that neither Merger Sub nor the Company, nor any other person, makes any representation or warranty with respect to any such information other than as, and solely to the extent, expressly set forth in this Agreement.

               (g) The Purchaser further represents and warrants that (i) his or her financial condition is such that he or she can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his or her current needs and personal contingencies,
(ii) he or she can afford to suffer a complete loss of his or her investment in the Stock, (iii) all information which he or she has provided to Merger Sub or the Company concerning himself or herself and his or her financial position is correct and complete as of the date of this Agreement, (iv) he or she understands and has taken cognizance of all risk factors related to the purchase of the Stock, including those set forth in the Private Placement Memorandum referred to above, and (v) his or her knowledge and experience in financial and business matters are such that he or she is capable of evaluating the merits and risks of his or her purchase of the Stock as contemplated by this Agreement.

               6.  Stock Issued to the Purchaser Upon Exercise of
                   Stock Options.

               The Surviving Corporation may from time to time grant to the Purchaser, in addition to the Options, options to purchase additional shares of Surviving Corporation Common Stock at $10.00 per share or at a different option exercise price under the LTIP or another stock option or incentive plan, or shares of stock under the LTIP or another incentive plan or otherwise. The term "Stock" as used in this Agreement shall include all shares of Surviving Corporation Common Stock purchased by the Purchaser pursuant to this Agreement or issued to the Purchaser by the



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                                                                              10



Surviving Corporation upon exercise of the Options and of any other stock options held by the Purchaser and any other Surviving Corporation Common Stock otherwise acquired by the Purchaser at any time when this Agreement is in effect.

               7.  Merger Sub's Representations, Warranties and
                   Agreements.

               (a) Merger Sub represents and warrants to the Purchaser that (i) this Agreement has been duly authorized, executed and delivered by Merger Sub and (ii) the Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

               (b) If the Surviving Corporation shall have engaged in a QPO, (i) the Surviving Corporation will file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Purchaser to sell shares of Stock, to the extent otherwise permitted under this Agreement, within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC and (ii) the Surviving Corporation shall use reasonable efforts to register such shares of Stock, to the extent not previously registered under the Act and to the extent required from time to time to enable the Purchaser to sell shares of Stock, to the extent otherwise permitted under this Agreement, without being subject to any minimum holding period for such Stock under (x) Rule 144 under the Act, as such Rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 7(b), the Company may deregister Stock under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 7(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

               8.  "Piggyback" Registration Rights.

               (a) For so long as any of the shares of Stock held by the Purchaser, the Purchaser's Trust or the Purchaser's Estate remain unregistered, the Purchaser hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement of even date herewith (the "Registration Rights Agreement") among the Company, Holdings and the other persons who become parties thereto and, subject to the limitations set forth in this Section 8, shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Purchaser were an original party (other than Merger Sub); provided, however, that the Purchaser shall not have any rights to request registration under Sections 3 or 4 of the Registration



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                                                                              11



Rights Agreement; provided further, that the Purchaser shall have no rights to request registration under the Registration Rights Agreement to the extent that the Purchaser would be able to sell, to the extent otherwise permitted under this Agreement, shares of Stock pursuant to Rule 144 under the Act or another available exception to registration; and provided further, that the Purchaser shall not be bound by any amendments to the Registration Rights Agreement unless the Purchaser consents thereto. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Purchaser's rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this Section 8, including, without limitation, the limitations on registration set forth in Section 8(c) hereof. All shares of Stock held by the Purchaser, the Purchaser's Trust or the Purchaser's Estate shall be deemed to be "Registrable Securities" as defined in the Registration Rights Agreement.

               (b) The Surviving Corporation will promptly notify the Purchaser in writing (a "Notice") upon the Surviving Corporation's receipt of a written request ("Holdings' Request") from Holdings requesting that the Surviving Corporation effect the registration under the Act of all or part of Holdings' Registrable Securities (as defined in the Registration Rights Agreement) ("Holdings' Requested Registration") pursuant to Section 4(a) of the Registration Rights Agreement. If within 15 days of the receipt by the Purchaser of such Notice, the Surviving Corporation receives from the Purchaser, the Purchaser's Trust or the Purchaser's Estate a written request (a "Purchaser's Request") (which request will be irrevocable unless otherwise mutually agreed to in writing by the Purchaser and the Surviving Corporation) that the Surviving Corporation effect the registration under the Act of all or part of the Registrable Securities (as defined in the Registration Rights Agreement) held by the Purchaser, the Purchaser's Trust or the Purchaser's Estate, as the case may be, and specifying the amount and intended method of disposition thereof (the "Purchaser's Requested Registration"), the Surviving Corporation will, as expeditiously as possible, use reasonable efforts to effect the registration under the Act of the Purchaser's Requested Registration so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Purchaser's Registrable Securities so to be registered; provided, however, that the Company shall have no obligation to register the Purchaser's Registrable Securities pursuant to this Section 8(b) unless the Surviving Corporation has effected Holdings' Requested Registration in response to the Holdings' Request in accordance with Section 4(d) of the Registration Rights Agreement; and provided further that for each such registration, only one Purchaser's Request, which shall be executed by the Purchaser, the Purchaser's Trust or the Purchaser's Estate, as the case may be, may be submitted for all of the Purchaser's Registrable Securities.




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                                                                              12



               (c) The maximum number of the Purchaser's shares of Stock that the Surviving Corporation will be required to register under the Act pursuant to a Purchaser's Request will be the lowest of (i) that number of shares of Stock equal to the product of the total number of all Investment Shares purchased by the Purchaser under this Agreement multiplied by a fraction, the numerator of which is the number of shares of Surviving Corporation Common Stock to be registered in such registration on behalf of Holdings and the denominator of which is the total number of shares of Surviving Corporation Common Stock held by Holdings immediately following the Effective Time, (ii) 25% of the total number of Investment Shares purchased by the Purchaser under this Agreement and
(iii) the Purchaser's share (pro rata based upon the aggregate number of Registrable Securities which the Purchaser and all other persons having registration rights under the Registration Rights Agreement (other than Holdings) have requested to be registered) of the maximum number of Registrable Securities which the Surviving Corporation can register pursuant to this Section 8 and Section 4 of the Registration Rights Agreement without, in the good faith view of the underwriters, adverse effect on the offering. The maximum number of shares of Stock that the Surviving Corporation will be required to register under the Act pursuant to all Purchaser's Requests in the aggregate will be that number that equals 25% of the total number of Investment Shares purchased by the Purchaser under this Agreement.

               (e) Upon delivering a Purchaser's Request the Purchaser will, if requested by the Surviving Corporation, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Surviving Corporation with respect to the shares of Stock to be registered pursuant to this Section 8 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Purchaser will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Purchaser's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Purchaser's behalf with respect to the matters specified therein.

               (f) The Purchaser agrees that he will execute such other agreements as the Surviving Corporation may reasonably request to further evidence the provisions of this Section 8.

               9.  Rights to Negotiate Repurchase Price.

               Nothing in this Agreement, the Stock Purchase Agreement or the Sale Participation Agreement shall be deemed to restrict or prohibit the Surviving Corporation from purchasing shares of



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                                                                              13



Stock or options from the Purchaser, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the parties hereto, (i) whether or not at the time of such purchase circumstances exist which specifically grant any persons the right to purchase, or the Purchaser the right to sell, such shares and (ii) notwithstanding the fact that none of this Agreement, the Stock Purchase Agreement or the Sale Participation Agreement provide the Surviving Corporation or the Purchaser with any rights with respect to the repurchase by the Surviving Corporation of options.

               10.  Covenant Regarding 83(b) Election.

               Except as the Surviving Corporation may otherwise agree in writing, the Purchaser hereby covenants and agrees that he or she will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Investment Shares; and the Purchaser further covenants and agrees that he or she will furnish the Surviving Corporation with copies of the forms of election the Purchaser files within 30 days after the date hereof.

               11.  Notice of Change of Beneficiary.

               Immediately prior to any Transfer of Stock to a Purchaser's Trust, the Purchaser shall provide the Surviving Corporation with a copy of the instruments creating the Purchaser's Trust and with the identity of the beneficiaries of the Purchaser's Trust. The Purchaser shall notify the Surviving Corporation immediately prior to any change in the identity of any beneficiary of the Purchaser's Trust.

               12.  Recapitalizations, etc.

               The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Surviving Corporation or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Surviving Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

               13.  Purchaser's Employment by the Surviving
                    Corporation.

               Nothing contained in this Agreement or in any other agreement entered into by Merger Sub or any other person and the Purchaser contemporaneously with the execution of this Agreement (i) obligates the Surviving Corporation or any subsidiary of the Surviving Corporation to employ the Purchaser in any capacity



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                                                                              14



whatsoever or (ii) prohibits or restricts the Surviving Corporation (or any such subsidiary) from terminating the employment, if any, of the Purchaser at any time or for any reason whatsoever, with or without cause, and the Purchaser hereby acknowledges and agrees that, except to the extent that certain information, if any, with respect to his or her employment has been delivered to the Purchaser in writing, neither Merger Sub nor the Company, nor any other person, has made any representations or promises whatsoever to the Purchaser concerning the Purchaser's employment or continued employment by the Surviving Corporation or any of the terms and conditions of such employment.

               14.  State and Foreign Securities Laws.

               Merger Sub hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws and all foreign securities laws which might be applicable to the sale of the Stock and the issuance of the Options to the Purchaser.

               15.  Agreement to Extend Promissory Notes of
                    the Purchaser.

               Merger Sub and the Purchaser hereby agree that, as promptly as practicable following, and effective as of, the Effective Time, the Surviving Corporation and the Purchaser shall amend the Promissory Note substantially in the form of the amendment attached hereto as Exhibit F. Merger Sub also agrees to extend further the Maturity Date (as defined in the Promissory Note) to the extent that, at the time that such Maturity Date would otherwise occur, the then existing restrictions on transferability under this Agreement would not permit the sale of that number of shares of Stock such that the proceeds from such sale are an amount at least equal to the remaining principal balance and accrued interest on the Promissory Note; provided that the Surviving Corporation shall not be obligated to extend such Maturity Date at any time that there are no restrictions on the number of shares of Stock that may be sold.

               16.  Other Agreements.

               Contemporaneously with the execution of this Agreement, the Purchaser is entering into (i) the Stock Purchase Agreement in the form attached hereto as Exhibit B (the "Stock Purchase Agreement") with Merger Sub and NIplc,
(ii) the Sale Participation Agreement in the form attached hereto as Exhibit C (the "Sale Participation Agreement") with NIplc and (iii) the Voting Trust Agreement in the form attached hereto as Exhibit D (the "Voting Trust Agreement") with Thomas C. Wajnert, not individually but solely in his capacity as trustee under the Voting Trust Agreement, Merger Sub and the Other Purchasers.




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


                                                                              15



               17.  Binding Effect.

               The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 5(a) hereof, such transferee shall be deemed the Purchaser hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 5(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Surviving Corporation a valid undertaking and becomes bound by the terms of this Agreement.

               18.  Amendment.

               This Agreement may be amended only by a written instrument signed by the parties hereto.

               19.  Applicable Law.

               The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against the Purchaser, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of New Jersey, as the Surviving Corporation may elect in its sole discretion, and the Purchaser hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, the Purchaser appoints the Secretary of the Surviving Corporation, at the executive offices of the Surviving Corporation in Morristown, New Jersey (or such other place within the State of New Jersey as may be designated for such purpose), as his or her agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the Purchaser in the manner provided in Section 21 hereof, shall be deemed in every respect effective service of process upon the Purchaser in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of the Surviving Corporation to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Purchaser, in such other jurisdictions and in such manner, as may be permitted by applicable law. The Purchaser hereby irrevocably waives any objections which he or she may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New Jersey, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Surviving Corporation with respect to this Agreement may be



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                                                                              16



brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New Jersey, and the Purchaser hereby irrevocably waives any right which he or she may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Merger Sub, on behalf of itself and the Surviving Corporation, hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

               20.  Miscellaneous.

               In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

               21.  Notices.

               All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

                 (i) If to Merger Sub or the Surviving Corporation, to it at the following address:

                      Antigua Acquisition Corporation
                      c/o AT&T Capital Corporation
                                       or
                      AT&T Capital Corporation
                      44 Whippany Road
                      Morristown, New Jersey 07960
                      Attention:  Vice President - Human Resources

               with a copy to:

                      AT&T Capital Corporation
                      44 Whippany Road
                      Morristown, New Jersey 07960
                      Attention:  General Counsel

                (ii) If to the Purchaser, to him at the address set forth below under his signature;

        or at such other address as either party shall have specified by notice in writing to the other.

Any notice which is required to be given to the Purchaser shall, if the Purchaser is then deceased, be given to the Purchaser's



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                                                                              17



personal representative if such representative has previously informed the Surviving Corporation of his or her status and address by written notice under this Section 21.

               22.    Confidential Information.

               (a) The Purchaser will not disclose or use at any time, any Confidential Information (as hereinafter defined) of which the Purchaser is or becomes aware, whether or not such information is developed by the Purchaser, except to the extent that such disclosure or use is directly related to and required by the Purchaser's performance of duties, if any, assigned to the Purchaser by the Surviving Corporation. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Surviving Corporation or its subsidiaries in connection with its business, including but not limited to
(i) products or services, (ii) fees, costs and pricing structures, (iii) information regarding business and strategic plans, including, without limitation, any potential corporate or business transactions or other corporate developments, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers and clients and customer or client lists, (x) other copyrightable works, (xi) all technology and trade secrets, and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been generally available to the public prior to the date the Purchaser discloses or uses such information. The Purchaser acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related rights and information which relate to the actual or anticipated business of the Surviving Corporation and its subsidiaries (including its predecessors) and conceived, developed or made by the Purchaser while employed by the Company, the Surviving Corporation or their subsidiaries belong to the Surviving Corporation. The Purchaser will perform all actions reasonably requested by the Surviving Corporation (whether during or after the Purchaser's employment by the Surviving Corporation or any of its subsidiaries) to establish and confirm such ownership at the Surviving Corporation's expense (including without limitation assignments, consents, powers of attorney and other instruments).

               (b) In the event that the Purchaser is requested or legally required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, the Purchaser shall provide the Surviving Corporation with prompt notice of any such request or requirement so that the Surviving Corporation may seek a



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                                                                              18



protective order or other appropriate remedy and/or waive compliance with the provisions of Section 22(a) hereof. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Surviving Corporation, the Purchaser is nonetheless, in the opinion of counsel, required to disclose Confidential Information, the Purchaser may, without liability hereunder, disclose only that portion of the Confidential Information that in the opinion of his or her counsel is legally required to be disclosed; provided that the Purchaser attempts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Surviving Corporation to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

               (c) Notwithstanding Section 22(a) hereof, if at any time a court holds that the restrictions stated in such Section 22(a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period or scope determined to be reasonable under such circumstances by such court will be substituted for the stated period or scope. Because the Purchaser's services are unique and because the Purchaser has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Surviving Corporation or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               ANTIGUA ACQUISITION CORPORATION


                                               By:
                                                   -----------------------------
                                                    Name:
                                                    Title:



                                               -----------------------------
                                                         Purchaser

                                               -----------------------------

                                               -----------------------------
                                                    Address of Purchaser




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